Exhibit 10.1

Senior Executive Officer

DEFERRED STOCK UNIT AWARD AGREEMENT
The Men’s Wearhouse, Inc.
2004 Long-Term Incentive Plan

This DEFERRED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and                                                                    (the “Executive”) effective as of the              day of                                     , 20       ( the “Grant Date”), pursuant to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan, as amended and restated (the “Plan”), a copy of which previously has been made available to the Executive and the terms and provisions of which are incorporated by reference herein.

WHEREAS, the Company desires to grant to the Executive the Deferred Stock Units specified herein, subject to the terms and conditions of this Agreement; and

WHEREAS, the Executive desires to have the opportunity to receive from the Company an award of Deferred Stock Units subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)                                 “Change in Control” shall have the meaning set forth in the Change in Control Agreement.

(b)                                 “Change in Control Agreement” shall mean that Change in Control Agreement between The Men’s Wearhouse, Inc. and the Executive dated effective May 15, [2009].

(c)                                  “Common Stock” shall mean the common stock of the Company, $.01 par value per share (or such other par value as may be designated by act of the Company’s shareholders).

(d)                                 “Deferred Stock Unit” shall mean a Deferred Stock Unit issued under the Plan that is subject to the Forfeiture Restrictions.

(e)                                  “Event of Termination for Cause” shall have the meaning set forth in the Change in Control Agreement.

(f)                                   “Event of Termination for Good Reason” shall have the meaning set forth in the Change in Control Agreement.

(g)                                  “Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Deferred Stock Units issued to the Executive hereunder and the obligation to forfeit and surrender such Deferred Stock Units to the Company.

(h)                                 “Person” shall have the meaning set forth in the Change in Control Agreement.

(i)                                     “Section 409A” means section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury rules and regulations issued thereunder.

(j)                                    “Separation From Service” has the meaning ascribed to that term under Section 409A.

(k)                                 “Specified Employee” has the meaning ascribed to that term under Section 409A.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.                                      Grant of Deferred Stock Units.  Effective as of the Grant Date, the Company hereby grants to the Executive                          Deferred Stock Units. In accepting the award of Deferred Stock Units granted in this Agreement the Executive accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  The Company shall cause to be delivered to the Executive in electronic or certificated form any shares of the Common Stock that are to be issued under the terms of this Agreement in exchange for Deferred Stock Units awarded hereby, and such shares of the Common Stock shall be transferable by the Executive as provided herein (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

3.                                      Deferred Stock Units Do Not Award Any Rights Of A Shareholder.  The Executive shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the Deferred Stock Units that are awarded hereby.  Only after a share of the Common Stock is issued in exchange for a Deferred Stock Unit will the Executive have all of the rights of a shareholder with respect to such share of Common Stock issued in exchange for a Deferred Stock Unit.

4.                                      Dividend Equivalent Payments.

(a)                                 If, on the date the Company pays a dividend in cash with respect to the outstanding shares of the Common Stock (a “Cash Dividend”), the Executive (i) is employed by the Company or a subsidiary of the Company as a common law employee and (ii) holds any Deferred Stock Units granted under this Agreement, then the Company will credit to the Executive’s bookkeeping ledger account an amount equal to the product of (x) the Deferred Stock Units awarded hereby that on the date the Company pays such Cash Dividend have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (y) the amount of the Cash Dividend paid per share of the Common Stock (the “Dividend Equivalents”).  Such Dividend Equivalents will vest and become payable upon the same terms and at the same time as the Deferred Stock Units to which they relate.  The Company shall pay to the Executive, in cash, an amount equal to the accrued Dividend Equivalents with respect to the Executive’s Deferred Stock Units, which payment shall be included in the Executive’s regular payroll check for the period covering the date the Forfeiture Restrictions applicable to that Deferred Stock Unit lapse or such later date described in Section 6(c) and (d) of this Agreement.  Dividend Equivalent payments will be subject to tax withholding as further described in Section 8 below.

(b)                                 If during the period the Executive holds any Deferred Stock Units granted under this Agreement the Company pays a dividend in shares of the Common Stock with respect to the outstanding shares of the Common Stock, then the Company will increase the Deferred Stock Units awarded hereby that have not then been forfeited to or exchanged by the Company for shares of the Common Stock by an amount equal to the product of (i) the Deferred Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (ii) the number of shares of the Common Stock paid by the Company per share of the Common Stock (collectively, the “Stock Dividend Deferred Stock Units”).  Each Stock Dividend Deferred Stock Unit will be subject to same Forfeiture Restrictions and other restrictions, limitations and conditions applicable to the Deferred Stock Unit for which such Stock Dividend Deferred Stock Unit was awarded and will be exchanged for shares of the Common Stock at the same time and on the same basis as such Deferred Stock Unit.

5.                                      Transfer Restrictions.  The Deferred Stock Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution).  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, any shares of the Common Stock issued to the Executive in exchange for Deferred Stock Units awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Executive also agrees that the Company may (a) refuse to cause the transfer of any such shares of the Common Stock to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of the Common Stock.  The shares of Common Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the shares of Common Stock is available from the Company.

6.                                      Vesting and Payment.

(a)                                 Except as otherwise provided in Section 6(c) and (d) of this Agreement, upon the lapse of the Forfeiture Restrictions applicable to a Deferred Stock Unit that is awarded hereby the Company shall issue to the Executive one share of the Common Stock in exchange for such Deferred Stock Unit and pay the Dividend Equivalents as provided in Section 4(a), and thereafter the Executive shall have no further rights with respect to such Deferred Stock Unit.

(b)                                 The Deferred Stock Units that are granted hereby shall be subject to the Forfeiture Restrictions.  Except as otherwise provided in Section 6(c) and (d) of this Agreement, the Forfeiture Restrictions shall lapse as to the Deferred Stock Units that are awarded hereby in accordance with the following schedule, provided that the Executive’s employment with the Company and its subsidiaries has not terminated prior to the applicable lapse date:

The Executive shall have no vested interest in the Deferred Stock Units credited to his or her bookkeeping ledger account except as set forth in this Section 6.

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, if, during the term of the Change in Control Agreement, and on or before the latest date set forth in Section 6(b), a Change in Control occurs and the Executive’s employment by the Company is terminated (x) by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause or (y) by the Executive after the occurrence of an Event of Termination for Good Reason such that the Executive shall be entitled to receive the benefits set forth under Section 7(a)(iv) of the Change in Control Agreement, then all remaining Forfeiture Restrictions shall immediately lapse on the date of the Executive’s Separation From Service and the Company shall issue to the Executive one share of the Common Stock in exchange for such Deferred Stock Unit, and pay the Dividend Equivalents, (x) on the date of the Executive’s Separation From Service if the Executive is not a Specified Employee or (y) on the date that is six months following the Executive’s Separation From Service if the Executive is a Specified Employee, and thereafter the Executive shall have no further rights with respect to such Deferred Stock Unit.

(d)                                 Notwithstanding any other provision of this Agreement to the contrary, if, during the term of the Change in Control Agreement and on or before the latest date set forth in Section 6(b) (i) the Company and all subsidiaries of the Company terminate the Executive’s employment prior to a Change in Control (whether or not a Change in Control ever occurs) otherwise than as a result of the occurrence of an event that would constitute an Event of Termination for Cause if it occurred after a Change in Control and such termination is at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or (ii) the Executive terminates his employment with the Company and all subsidiaries of the Company prior to a Change in Control (whether or not a Change in Control ever occurs) after the occurrence of an event that would constitute an Event of Termination for Good Reason if it occurred after a Change in Control, and such termination or the circumstance or event which constitutes an Event of Termination for Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs), then all remaining Forfeiture Restrictions shall immediately lapse on the date of the Executive’s Separation From Service and the Company shall issue to the Executive one share of the Common Stock in exchange for such Deferred Stock Unit, and pay the Dividend Equivalents, (x) on the date of the Executive’s Separation From Service if the Executive is not a Specified Employee or (y) on the date that is six months following the Executive’s Separation From Service if the Executive is a Specified Employee, and thereafter the Executive shall have no further rights with respect to such Deferred Stock Unit.

(e)                                  Except as otherwise provided in Section 6(c) and (d), if the Executive’s employment with the Company and all of its subsidiaries terminates prior to the lapse date for any reason other than the death or permanent disability of the Executive, the Forfeiture Restrictions then applicable to the Deferred Stock Units shall not lapse and the number of

Deferred Stock Units then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date the Executive’s employment terminates.  Notwithstanding any other provision of this Agreement to the contrary, if the Executive dies or incurs a permanent disability before the lapse date and while in the active employ of the Company and/or one or more of its subsidiaries, all remaining Forfeiture Restrictions shall immediately lapse on the date of the termination of the Executive’s employment due to death or permanent disability.  For purposes of this Section 6, the Executive will incur a “permanent disability” if the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

7.                                      Capital Adjustments and Reorganizations.  The existence of the Deferred Stock Units shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.                                      Tax Withholding.  To the extent that the receipt of the Deferred Stock Units, any payment in cash or shares of Common Stock or the lapse of any Forfeiture Restrictions results in income to the Executive for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Executive shall deliver to the Company at the time of such receipt, payment or lapse, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Executive fails to do so, the Company is authorized to withhold from the shares of Common Stock issued in exchange for the Deferred Stock Units, any payment in cash or shares of Common Stock under this Agreement or from any cash or stock remuneration then or thereafter payable to the Executive in any capacity any tax required to be withheld by reason of such resulting income, including (without limitation) shares of the Common Stock sufficient to satisfy the withholding obligation based on the Fair Market Value of the Common Stock on the date that the withholding obligation arises.

9.                                      Nontransferability. This Agreement is not transferable by the Executive otherwise than by will or by the laws of descent and distribution.

10.                               Employment Relationship.  For purposes of this Agreement, the Executive shall be considered to be in the employment of the Company and its Affiliates as long as the Executive has an employment relationship with the Company and its Affiliates.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

11.                               Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Executive and the Company or any Affiliate, to guarantee the right to remain employed by the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ the Executive for any period of time.

12.                               Legend.  The Executive consents to the placing on the certificate for any shares of Common Stock issued under this Agreement in certificated form an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

13.                               Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Executive at the Executive’s residential address indicated beneath the Executive’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

14.                               Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

15.                               Arbitration.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.  Any controversy arising out of or relating to the Plan or this Agreement shall be resolved by arbitration conducted in accordance with the terms of the Plan.  The arbitration shall be final and binding on the parties.

16.                               Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this

Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17.                               Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Deferred Stock Units granted hereby and any shares of the Common Stock issued hereunder, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Executive, the Executive’s permitted assigns, executors, administrators, agents, legal and personal representatives.

18.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

19.                               Forfeiture for Cause.

(a)                                 Notwithstanding any other provision of this Agreement, if a determination is made as provided in Section 19(b) of this Agreement (a “Forfeiture Determination”) that (i) the Executive, before or after the termination of the Executive’s employment with the Company and all Affiliates, (A) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate, (B) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (C) disclosed trade secrets of the Company or an Affiliate or (D) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Executive is a party; and (ii) in the case of the actions described in clause (A), (B) and (D), such action materially and adversely affected the Company, then at or after the time such Forfeiture Determination is made the Board, in its sole discretion, if such Forfeiture Determination is made prior to a Change in Control, or, as determined by a final, non-appealable order of a court of competent jurisdiction, if such Forfeiture Determination is made after a Change in Control, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Executive had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that:  (x) some or all of the Deferred Stock Units awarded under this Agreement (including vested Deferred Stock Units that have not been exchanged for shares of the Common Stock and Deferred Stock Units that have not yet vested), (y) some or all of the Dividend Equivalents that are payable or have been paid under this Agreement and (z) some or all shares of Common Stock exchanged for Deferred Stock Units and some or all net proceeds realized with respect to any shares of the Common Stock received by the Executive in payment of Deferred Stock Units, will be forfeited to the Company on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction.

(b)                                 A Forfeiture Determination for purposes of Section 19(a) of this Agreement shall be made (i) before the occurrence of a Change in Control, by a majority vote of the Board and (ii) on or after the occurrence of a Change in Control, by the final, nonappealable order of a court of competent jurisdiction.  The findings and decision of the Board with respect to a Forfeiture Determination made before the occurrence of a Change in Control, including those regarding the acts of the Executive and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by the Board.  No decision of the Board, however, will affect the finality of the discharge of the Executive by the Company or an Affiliate.

20.                               Effect on Other Agreements.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE DEFERRED STOCK UNITS GRANTED IN THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF SECTION 7(e) OF THE CHANGE IN CONTROL AGREEMENT.  The parties acknowledge and agree that the provisions of this Agreement shall supersede any and all other agreements and rights that the Executive has under any employment or other agreements or arrangements between the Executive and the Company, whether in writing or otherwise, with respect to the matters set forth herein.

21.                               Holding Requirements.  If at the time of the lapse date set forth in Section 6 of this Agreement for any Forfeiture Restrictions applicable with respect to any of the Deferred Stock Units hereunder the Executive is not then in compliance with the equity ownership guidelines for executive officers of the Company established from time to time by the Company’s Board of Directors or any committee thereof (the “Ownership Guidelines”), then 50% of the shares of Common Stock that are received in exchange for such Deferred Stock Units in accordance with Section 6 of this Agreement must be retained by the Executive until the earlier of the date the Executive (i) otherwise satisfies such then applicable Ownership Guidelines or (ii) is no longer subject to such guidelines.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all effective as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:

Name:

Title:

EXECUTIVE:

Name:

Address: